Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2015 (except for Note 23, as to which the date is June 15, 2015), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-203110) and related Prospectus of TransUnion dated June 15, 2015.

/s/ Ernst & Young LLP

Chicago, Illinois

June 15, 2015